Exhibit (h)(15)

CAVANAL HILL FUNDS
AMENDED AND RESTATED
SHAREHOLDER SERVICING PLAN

December 31, 2014

This Amended and Restated Shareholder Servicing Plan (the “Plan”) is adopted by the Cavanal Hill Funds, a Massachusetts business trust (the “Trust”), on behalf of each of its Funds (individually, a “Fund,” and collectively, the “Funds”) set forth in Schedule I annexed hereto, as amended from time to time, subject to the following terms and conditions:

Section 1. Effective Date.

The effective date of this Plan (the “Effective Date”) shall be the date upon which the Post-Effective Amendment to the Registration Statement for the Cavanal Hill Funds that was filed October 31, 2014 becomes effective with the Securities and Exchange Commission.

Section 2. Annual Fees.

(a)	Shareholder Services Fee. Each Fund (or class thereof, “Class,” as the case may be) may pay to the distributor of its shares (the “Distributor”) or financial institutions that provide certain services to the Funds, a shareholder and/or administration services fee under the Plan (the “Service Fee”). Such Service Fee shall be at an annual rate not to exceed 0.10% for the A Share Class, and 0.25% for the other Classes of the average daily net assets of such Class attributable to said Distributor or financial institution.
(b)	Adjustment to Fees. Any Fund may pay a Service Fee to the Distributor or financial institution at a lesser rate than the fees specified in Section 2(a) hereof as agreed upon by the Board of Trustees and the Distributor or financial institution and approved in the manner specified in Section 4 of this Plan.
(c)	Payment of Fees. The Service Fee will be calculated daily and paid monthly by each Fund (or class thereof, as the case may be) at the annual rate indicated above, or such other rate as is agreed upon by the Fund and the Distributor or financial institution, provided that such rate shall not exceed 0.10% for the A Share Class, and 0.25% for the other Classes of the average daily net assets of such Class.

Section 3. Expenses Covered by the Plan.

Service Fees may be used by the Distributor or financial institution for payments to financial institutions and persons who provide administrative and support services to their customers who may from time to time beneficially own shares, which may include (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Fund on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders’ other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing sub accounting with respect to shares beneficially owned by shareholders, or the information to the Fund necessary for sub accounting; (viii) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with service contractors; (x) assisting shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services as a Fund or its shareholders may reasonably request to the extent the Distributor is permitted to do so under applicable statutes, rules and regulations.

Section 4. Approval of Trustees.

Neither the Plan nor any related agreements will take effect until approved by a majority of both (a) the full Board of Trustees of the Trust and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the “Qualified Trustees”), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

Section 5. Continuance of the Plan.

The Plan will continue in effect until September 1, 2015, and thereafter for successive twelve-month periods, provided, however, that such continuance is specifically approved at least annually by the Trustees of the Fund and by a majority of the Qualified Trustees.

Section 6. Termination.

The Plan may be terminated at any time with respect to a Fund or a Class (i) by the Trust without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund (or, the shareholders of a particular class, if applicable) or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a Fund or Class even if the Plan has been terminated in accordance with this Section 6 with respect to any other Fund or Class.

Section 7. Amendments.

No material amendment to the Plan may be made unless approved by the Trust’s Board of Trustees in the manner described in Section 4 above.

Section 8. Written Reports.

In each year during which the Plan remains in effect, a person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement will prepare and furnish to the Trust’s Board of Trustees, and the Board will review, at least quarterly, written reports complying with the requirements of the Rule which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

Section 9. Preservation of Materials.

The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 8 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

Section 10. Limit of Liability.

The limitation of shareholder liability set forth in the Trust’s Declaration of Trust is hereby acknowledged. The obligations of the Trust under this Plan, if any, shall not be binding upon the Trustees individually or upon holders of shares of the Trust individually but shall be binding only upon the assets and property of the Trust, and upon the Trustees insofar as they hold title thereto.

Section 11. Meanings of Certain Terms.

As used in the Plan, the terms “interested person” and “majority of the outstanding voting securities” will be deemed to have the same meaning that those terms have under the Investment Company Act of 1940.

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IN WITNESS WHEREOF, this Amended and Restated Shareholder Servicing Plan approved by the Board of Trustees to become effective on the Effective Date.

CAVANAL HILL FUNDS

By:	/s/ James L. Huntzinger

Name:	James L. Huntzinger

Title:	President

CAVANAL HILL FUNDS
SCHEDULE I
TO THE
AMENDED AND RESTATED
SHAREHOLDER SERVICING PLAN

Amendment dated December 31, 2014

This Amended and Restated Shareholder Servicing Plan shall be adopted with respect to the following Funds (and Classes) of Cavanal Hill Funds:

Short Term Bond Fund
           A Shares
           No-Load Investor Shares
           Institutional Shares

Bond Fund
           A Shares
           No-Load Investor Shares
           Institutional Shares

Balanced Fund
           A Shares
           C Shares
           No-Load Investor Shares
           Institutional Shares

U.S. Treasury Fund
           Institutional Shares
           Administrative Shares
           Premier Shares
           Service Shares
           Select Shares

Cash Management Fund
           Institutional Shares
           Administrative Shares
           Premier Shares
           Service Shares
           Select Shares

World Energy Fund
           A Shares
           C Shares
           No-Load Investor Shares
           Institutional Shares

Intermediate Bond Fund
           A Shares
           No-Load Investor Shares
           Institutional Shares

Intermediate Tax-Free Bond Fund
           A Shares
           No-Load Investor Shares
           Institutional Shares

U.S. Large Cap Equity Fund
           A Shares
           C Shares
           No-Load Investor Shares
           Institutional Shares

Tax-Free Money Market Fund
           Institutional Shares
           Administrative Shares
           Premier Shares
           Select Shares

Opportunistic Fund
           A Shares
           C Shares
           No-Load Investor Shares
           Institutional Shares